Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No.5 to Form F-4 of our report dated April 01, 2024, relating to the consolidated financial statements of Femco Steel Technology Co., Ltd.. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

November 26, 2024

Enrome LLP	143 Cecil Street #19-03/04	admin@enrome-group.com
	GB Building Singapore 069542	www.enrome-group.com